Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 18, 2004, relating to the financial statements of RF Monolithics, Inc. for the year August 31, 2004 appearing in the Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas November 17, 2006